Exhibit 99.1

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS
FOR THE QUARTER AND YEAR ENDED JUNE 30, 2013

Shreveport, Louisiana – July 29, 2013 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended June 30, 2013 of $636,000, a decrease of $137,000 compared to net income of $773,000 reported for the three months ended June 30, 2012. The Company’s basic and diluted earnings per share were $0.30 and $0.29, respectively, for the quarter ended June 30, 2013, compared to basic and diluted earnings per share of $0.29 and $0.28, respectively, for the quarter ended June 30, 2012.

The Company reported net income of $3.1 million for the year ended June 30, 2013, an increase of $287,000, or 10.1%, compared to $2.8 million reported for the year ended June 30, 2012. The Company’s basic and diluted earnings per share were $1.34 and $1.31, respectively, for the year ended June 30, 2013, compared to basic and diluted earnings per share of $1.02 and $1.01, respectively, for the year ended June 30, 2012.

The decrease in net income for the three months ended June 30, 2013, resulted primarily from a $205,000, or 9.9%, increase in non-interest expense, a $123,000, or 45.1%, increase in income tax expense, a decrease of $50,000, or 5.9%, in non-interest income, and an $8,000, or 0.3%, decrease in net interest income, partially offset by a $249,000, or 68.0%, decrease in the provision for loan losses. The decrease in net interest income for the three months ended June 30, 2013, was primarily due to a decrease of $107,000, or 3.2%, in total interest income, partially offset by a decrease of $99,000, or 13.8%, in aggregate interest expense on borrowings and deposits primarily due to an overall decrease in rates paid on interest-bearing liabilities.  The Company’s average interest rate spread was 3.76% for the three months ended June 30, 2013, the same as the prior year three month period. The Company’s net interest margin was 4.00% for the three months ended June 30, 2013, compared to 4.08% for the quarter ended June 30, 2012. The decrease in net interest margin on a comparative quarterly basis was primarily the result of a higher average volume of interest earnings assets and a decrease of 25 basis points in average yield on interest-earning assets for the quarter ended June 30, 2013 compared to the prior year quarterly period.

The increase in net income for the year ended June 30, 2013, resulted primarily from a $903,000, or 9.3%, increase in net interest income, a $100,000, or 3.0%, increase in non-interest income, and a $298,000 or 34.8%, decrease in the provision for loan losses, partially offset by an increase of $513,000, or 6.3%, in non-interest expense and a $501,000, or 44.5%, increase in income tax expense. The increase in net interest income for the twelve month period was primarily due to a $432,000 increase in total interest income as a result of an increase in the volume of interest-earning assets combined with a $471,000 decrease in interest expense on borrowings and deposits due to an overall decline in the average cost of funds.  The Company’s average interest rate spread was 3.80% for the year ended June 30, 2013, compared to 3.62% for the year ended June 30, 2012. The Company’s net interest margin was 4.06% for the year ended June 30, 2013, compared to 4.00% for the year ended June 30, 2012.  The increase in net interest margin and average interest rate spread is attributable primarily to the implementation of management’s strategy to enhance our core earnings by increasing commercial loan volume and related income in conjunction with decreasing costs associated with deposits and advances from the Federal Home Loan Bank.

The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended June 30,
	2013		2012
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$210,899	5.59%	$176,534	6.32%
Investment securities	50,727	2.32	69,248	3.25
Interest-earning deposits	1,247	0.64	12,598	0.06
Total interest-earning assets	$262,873	4.94%	$258,380	5.19%

Interest-bearing liabilities:
Savings accounts	9,475	0.30	$6,842	0.64%
NOW accounts	24,092	1.07	16,641	0.72
Money market accounts	41,067	0.36	47,199	0.40
Certificates of deposit	111,060	1.59	106,561	1.93
Total interest-bearing deposits	185,694	1.19	177,243	1.36
FHLB advances	23,800	1.14	24,080	1.91
Total interest-bearing liabilities	$209,494	1.18%	$201,323	1.43%

	For the Year Ended June 30,
	2013		2012
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$197,812	5.82%	$156,759	6.50%
Investment securities	58,132	2.80	76,310	3.31
Interest-earning deposits	4,750	0.24	8,674	0.14
Total interest-earning assets	$260,694	5.05%	$241,743	5.26%

Interest-bearing liabilities:
Savings accounts	$7,724	0.27%	$6,600	0.59%
NOW accounts	20,812	0.88	16,854	0.71
Money market accounts	40,539	0.42	39,044	0.55
Certificates of deposit	109,033	1.72	97,838	2.13
Total interest-bearing deposits	178,108	1.26	160,336	1.54
FHLB advances	27,529	1.22	25,492	2.31
Total interest-bearing liabilities	$205,637	1.25%	$185,828	1.64%

The $50,000 decrease in non-interest income for the quarter ended June 30, 2013, compared to the prior year quarterly period was due to decreases of $107,000 in gain on sale of securities, and $33,000 in other non-interest income, partially offset by an increase of $92,000 in gain on sale of loans held for sale. The $100,000 increase in non-interest income for the year ended June 30, 2013, compared to the prior year period was primarily due to an increase of $320,000 in gain on loans held for sale, partially offset by decreases of $146,000 in gain on sale of securities, $55,000 in other non-interest income and $19,000 in income from bank owned life insurance. The Company sells most of its fixed rate mortgage loan originations other than those loans selected for portfolio.

The $205,000 increase in non-interest expense for the three months ended June 30, 2013 compared to 2012 was primarily due to increases of $123,000 in compensation and benefits expense, $63,000 in occupancy and equipment expense, $14,000 in other non-interest expenses, $10,000 in loan and collection expense, and $6,000 in legal expense.  These increases were partially offset by decreases of

$15,000 in advertising expense and $3,000 in franchise and bank shares tax expense. The $513,000 increase in non-interest expense for the year ended June 30, 2013 compared to 2012 was primarily due to increases in compensation and benefits expense of $433,000, due in part to increasing loan volume and related commissions to commercial and residential loan officers, as well as increases of $88,000 in legal expenses, $73,000 in data processing costs and $45,000 in occupancy and equipment expense. These increases were partially offset by decreases of $60,000 in audit and examination fees, $41,000 in advertising expense, $21,000 in loan and collection expense, $10,000 in franchise and bank shares tax expense and $9,000 other non-interest expenses. Additions to the provision for loan losses during the quarter and year ended June 30, 2013, reflect the increase in loan loss allowances deemed necessary by management for risks associated with the increasing volume of non-residential and commercial loans.

At June 30, 2013, the Company reported total assets of $277.2 million, a decrease of $19.0 million, or 6.4%, compared to total assets of $296.2 million at June 30, 2012. The decrease in assets was comprised primarily of decreases in investment securities of $20.4 million, or 29.2%, from $69.8 million at June 30, 2012, to $49.4 million at June 30, 2013, loans held-for-sale of $7.7 million, or 69.0%, from $11.2 million at June 30, 2012 to $3.5 million at June 30, 2013, and a decrease in cash and cash equivalents of $31.2 million, or 89.4%, from $34.9 million at June 30, 2012 to $3.7 million at June 30, 2013, partially offset by an increase in net loans receivable of $37.8 million, or 22.5% from $168.3 million at June 30, 2012 to $206.1 million at June 30, 2013. The decrease in cash and cash equivalents was due to a non-recurring deposit in the quarter ended June 30, 2012 which had a balance of approximately $31.7 million at June 30, 2012. The deposit was short-term in nature and was fully withdrawn during the quarter ended September 30, 2012. The decrease in investment securities was due to sales and principal repayments during the year ended June 30, 2013. The decrease in loans held-for-sale primarily reflects a decrease at June 30, 2013 in receivables from financial institutions purchasing the Company’s loans held-for-sale and a decrease in loan origination volume during the last quarter of fiscal 2013.

The following table shows total loans originated and sold during the periods indicated.

	Year Ended June 30,
	2013	2012	% Change
	(In thousands)
Loan originations:
One- to four-family residential	$169,806	$163,326	3.97%
Commercial — real estate secured (owner occupied and non-owner occupied)	17,018	13,195	28.97%
Multi-family residential	7,325	4,751	54.18%
Commercial business	9,877	14,145	(30.17)%
Land	6,591	7,596	(13.23)%
Construction	26,410	39,608	(33.32)%
Home equity loans and lines of credit and other consumer	3,827	9,309	(58.89)%
Total loan originations	$240,854	$251,930	(4.40)%
Loans sold	$(110,428)	$(119,969)	(7.95)%

Included in the $26.4 million of construction loan originations for the year ended June 30, 2013 are approximately $23.1 million of one- to four-family residential construction loans and $3.3 million of commercial and multi-family construction loans, secured by properties which are primarily located in the Company’s market area.

Total liabilities decreased $11.1 million, or 4.5%, from $246.3 million at June 30, 2012 to $235.2 million at June 30, 2013, primarily due to a decrease in total deposits of $9.5 million, or 4.3%, to $211.9 million at June 30, 2013, compared to $221.4 million at June 30, 2012. The decrease in deposits was primarily due to the withdrawal during the quarter ended September 30, 2012, of the non-recurring deposit discussed above which had a balance of approximately $31.7 million at June 30, 2012. During the latter part of fiscal 2012, the Company began utilizing brokered certificates of deposit as a component of its strategy for lowering Home Federal Bank’s overall cost of funds. The Company has accepted $2.3 million in new brokered certificates of deposit in fiscal 2013.  The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions. At June 30, 2013 and June 30, 2012, the Company had $12.7 million and $10.4 million, respectively, in brokered deposits. Advances from the Federal Home Loan Bank of Dallas decreased $1.8 million, or 7.7%, to $21.7 million at June 30, 2013, from $23.5 million at June 30, 2012.

At June 30, 2013, the Company had $649,000 of non-performing assets compared to $14,000 of non-performing assets at June 30, 2012, consisting of four single-family residential loans and one non-performing line of credit at June 30, 2013, compared to one non-performing single family residential loan at June 30, 2012. The Company had three commercial loans and one residential mortgage loan classified substandard at June 30, 2013 in the aggregate amount of $5.3 million, compared to two residential mortgage loans and one line of credit classified as substandard at June 30, 2012 in the aggregate amount of $451,000. The loans are performing in accordance with their terms at June 30, 2013. The Company had one line of credit classified as doubtful at June 30, 2013 in the amount of $27,000 compared to none at June 30, 2012.

Shareholders’ equity decreased $7.9 million, or 15.8%, to $42.0 million at June 30, 2013, from $49.9 million at June 30, 2012.  The primary reasons for the decrease in shareholders’ equity from June 30, 2012, were the acquisition of treasury stock of $10.5 million, dividends paid of $633,000 and a decrease in the Company’s accumulated other comprehensive income of $1.3 million. These decreases in shareholders’ equity were partially offset by net income of $3.1 million for the year ended June 30, 2013, proceeds from the issuance of common stock from the exercise of stock options of $767,000 and the vesting of restricted stock awards, stock options and release of employee stock ownership plan shares totaling $617,000.

The Company repurchased 584,842 shares of its common stock during the year ended June 30, 2013 at an average price per share of $17.57. Of the repurchased shares, 397,342 shares were acquired under the stock repurchase programs. As of June 30, 2013, there were a total of 123,607 shares remaining for repurchase under the programs.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its four full-service banking offices and one agency in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)
	June 30,
	2013	2012
ASSETS	(Unaudited)

Cash and cash equivalents	$3,685	$34,863
Securities available for sale at fair value	47,961	68,426
Securities held to maturity (fair value June 30, 2013: $1,465; June 30, 2012: $1,381)	1,465	1,381
Loans held-for-sale	3,464	11,157
Loans receivable, net of allowance for loan losses (June 30, 2013: $2,240; June 30, 2012: $1,698)	206,079	168,263
Other assets	14,501	12,093

Total assets	$277,155	$296,183

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$211,922	$221,436
Advances from the Federal Home Loan Bank of Dallas	21,662	23,469
Other liabilities	1,589	1,390

Total liabilities	235,173	246,295

Shareholders’ equity	41,982	49,888

Total liabilities and shareholders’ equity	$277,155	$296,183

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Year Ended
	2013	2012	2013	2012
Interest income	(Unaudited)		(Unaudited)
Loans, including fees	$2,949	$2,788	$11,513	$10,181
Investment securities	2	7	21	95
Mortgage-backed securities	293	556	1,608	2,433
Other interest-earning assets	2	2	12	13
Total interest income	3,246	3,353	13,154	12,722
Interest expense
Deposits	551	603	2,244	2,461
Federal Home Loan Bank borrowings	63	115	326	589
Other bank borrowings	5	--	9	--
Total interest expense	619	718	2,579	3,050
Net interest income	2,627	2,635	10,575	9,672
Provision for loan losses	117	366	558	856
Net interest income after provision for loan losses	2,510	2,269	10,017	8,816

Non-interest income
Gain on sale of loans	681	589	2,673	2,353
Gain on sale of securities	1	108	216	362
Income on Bank Owned Life Insurance	45	47	186	205
Other income	76	109	349	404

Total non-interest income	803	853	3,424	3,324

Non-interest expense
Compensation and benefits	1,451	1,328	5,519	5,086
Occupancy and equipment	257	194	798	753
Data processing	105	100	418	345
Audit and examination fees	48	49	206	266
Franchise and bank shares tax	84	87	308	318
Advertising	60	75	241	282
Legal fees	77	71	475	387
Loan and collection	38	28	124	145
Deposit insurance premium	33	30	128	113
Other expenses	128	114	466	475

Total non-interest expense	2,281	2,076	8,683	8,170

Income before income taxes	1,032	1,046	4,758	3,970
Provision for income tax expense	396	273	1,628	1,127

NET INCOME	$636	$773	$3,130	$2,843

EARNINGS PER SHARE
Basic	$0.30	$0.29	$1.34	$1.02
Diluted	$0.29	$0.28	$1.31	$1.01

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Selected Operating Ratios(1):
Average interest rate spread	3.76%	3.76%	3.80%	3.62%
Net interest margin	4.00%	4.08%	4.06%	4.00%
Return on average assets	0.91%	1.13%	1.13%	1.11%
Return on average equity	5.80%	6.19%	6.86%	5.62%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.23%	* %	0.23%	* %
Allowance for loan losses as a percent of non-performing loans	345.15%	12,128.57%	345.15%	12,128.57%
Allowance for loan losses as a percent of total loans receivable	1.07%	1.00%	1.07%	1.00%

Per Share Data:
Shares outstanding at period end	2,351,950	2,877,032	2,351,950	2,877,032
Weighted average shares outstanding:
Basic	2,120,677	2,683,551	2,330,303	2,799,945
Diluted	2,181,365	2,722,588	2,394,517	2,818,075
Tangible book value at period end	$17.85	$17.34	$17.85	$17.34
____________
(1)      Ratios for the three month periods are annualized.
(2)      Asset quality ratios are end of period ratios.
*         Not meaningful

CONTACT:	James R. Barlow President and Chief Operating Officer (318) 222-1145